As filed with the Securities and Exchange Commission on February 25, 2021

Registration No. 333-

UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

Under

THE SECURITIES ACT OF 1933

RE/MAX Holdings, Inc.

(Exact name of registrant as specified in its charter)

Delaware	80-0937145
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

5075 South Syracuse Street

Denver, Colorado 80237

(303) 770-5531
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

RE/MAX Holdings, Inc. 2013 Omnibus Incentive Plan

(Full title of the Plan)

Adam Lindquist Scoville

Vice President, General Counsel

5075 South Syracuse Street

Denver, Colorado 80237

(303) 770-5531
 (Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Gavin B. Grover, Esq.
John M. Rafferty, Esq.
Morrison & Foerster LLP
425 Market Street
San Francisco, CA 94105
Tel: (415) 268-7000
Fax: (415) 268-7522

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ◻	Accelerated filer ⌧
Non-accelerated filer ◻	Smaller reporting company ◻
Emerging growth company◻

_______________________________

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Class A common stock, $0.0001 par value per share:
—RE/MAX Holdings, Inc. 2013 Omnibus Incentive Plan	910,051(2)	$40.41(3)	$ 36,775,160.91	$4012.17

(1)

Pursuant to Rule 416(a) of the Securities Act of 1933, as amended, this Registration Statement shall also cover any additional shares of the Registrant’s Class A common stock that become issuable under the 2013 Omnibus Incentive Plan (the “Plan”) by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without receipt of consideration that increases the number of the Registrant’s outstanding shares of Class A common stock.

(2)	Additional shares of Class A common stock reserved for issuance under the Plan.
(3)

Calculated in accordance with Rule 457(c) and Rule 457(h) under the Securities Act of 1933, as amended, solely for the purpose of calculating the registration fee, based upon the average of the high and low sale prices for the Class A common stock on the New York Stock Exchange on February 23, 2021.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

The information required by Part I is not filed as part of this Registration Statement in accordance with Rule 428 under the Securities Act of 1933, as amended (the “Securities Act”), and the Note to Part I of Form S-8. The document(s) containing the information specified in Part I of Form S-8 will be sent or given to participants as required by Securities Act Rule 428(b)(1).

EXPLANATORY NOTE

This Registration Statement on Form S-8 is filed by the Registrant relating to 910,051 shares of its Class A common stock. This amount comprises the number of shares issuable to eligible service providers of the Registrant under the 2013 Omnibus Incentive Plan (the “Plan”), in addition to the shares of the Registrant’s common stock already registered under the Plan on the Form S-8 filed on October 1, 2013 (Commission File No. 333-191519) (the “Prior Registration Statement”).

This Registration Statement relates to securities of the same class as that to which the Prior Registration Statement relates and is submitted in accordance with General Instruction E to Form S-8 regarding Registration of Additional Securities. Pursuant to General Instruction E of Form S-8, the contents of the Prior Registration Statement are incorporated herein by reference and made part of this Registration Statement, except as amended hereby.

Item 8.Exhibits.

Exhibit Number	Exhibit Description	Incorporated by Reference
		Form	File No.	Exhibit	Filing Date

4.1*	Form of RE/MAX Holdings, Inc. Class A common stock certificate.	S-1/A	333-190699	4.1	September 27, 2013

4.2*	2013 Omnibus Incentive Plan and related documents.	S-8	333-191519	4.2	October 1, 2013

5.1	Opinion of Morrison & Foerster LLP.

23.1	Consent of KPMG LLP, Independent Registered Public Accounting Firm for RE/MAX Holdings, Inc.

23.2	Consent of Counsel (included in Exhibit 5.1).

24.1	Power of Attorney (included on signature page).

*	Incorporated by reference to exhibits previously filed.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Denver, State of Colorado, on the twenty-fifth day of February 2021.

RE/MAX HOLDINGS, INC.

By:/s/ Adam Lindquist Scoville

Adam Lindquist Scoville

Vice President and General Counsel

POWER OF ATTORNEY

Know all persons by these presents, that each person whose signature appears below hereby constitutes and appoints Adam Contos and Adam Lindquist Scoville, and each of them, any of whom may act without joinder of the other, the individual’s true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for the person and in his or her name, place and stead, in any and all capacities, to sign this Registration Statement and any or all amendments, including post-effective amendments to the Registration Statement, including a prospectus or an amended prospectus therein and any Registration Statement for the same offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act, and all other documents in connection therewith to be filed with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact as agents or any of them, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement on Form S-8 has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
/s/ Adam M. Contos Adam M. Contos	Director and Chief Executive Officer (Principal Executive Officer)	February 25, 2021

/s/ Karri R. Callahan Karri R. Callahan	Chief Financial Officer (Principal Financial Officer)	February 25, 2021

/s/ Brett A. Ritchie Brett A. Ritchie	Chief Accounting Officer (Principal Accounting Officer)	February 25, 2021

/s/ David L. Liniger David L. A. Liniger	Chairman and Co-Founder	February 25, 2021

/s/ Gail A. Liniger Gail A. Liniger	Vice Chair and Co-Founder	February 25, 2021

/s/ Kathleen J. Cunningham Kathleen J. Cunningham	Director	February 25, 2021

/s/ Roger J. Dow Roger J. Dow	Director	February 25, 2021

/s/ Joseph A. DeSplinter Joseph A. DeSplinter	Director	February 25, 2021

/s/ Ronald E. Harrison Ronald E. Harrison	Director	February 25, 2021

/s/ Stephen P. Joyce	Director	February 25, 2021
Stephen P. Joyce

/s/ Laura G. Kelly	Director	February 25, 2021
Laura G. Kelly

/s/ Christine M. Riordan Christine M. Riordan	Director	February 25, 2021

/s/ Daniel J. Predovich Daniel J. Predovich	Director	February 25, 2021

/s/ Teresa S. Van De Bogart	Director	February 25, 2021
Teresa S. Van De Bogart